Business Operation Agreement
业务经营协议

This Business Operation Agreement (the "Agreement") is executed by the following parties on _________ of April, 2009 in Chengdu, China.

本业务经营协议("协议")由以下各方于 2009 年 4 月_____日在中国成都签署:

Party A: Sichuan Xinlong Tellurium Industry & Technique Co., Ltd. ("Xinlong Te")

甲方：四川鑫龙碲业科技开发有限责任公司（下称鑫龙碲业）

Party B: Sichuan Xinju Mineral Resources Development Co., Ltd. ("Xinju Mining")

乙方：四川鑫炬矿业资源开发股份有限公司（下称鑫炬矿业）

Party C: all the natural persons listed in Appendix A.

丙方：附件一中所列的所有自然人

WHEREAS, Party A is a wholly-owned limited liability company controlled by a foreign-owned enterprise registered in the territory of the People's Republic of China (for the purposes of this Agreement excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, hereinafter referred to as "China").

WHEREAS, Party B is a company incorporated in China, which possess the exploration rights to that certain land of 6.29 square kilometers in the Dashuigou area and the mining rights of that certain tellurium and bismuth mine of 0.0568 square kilometers in Shimian Majiagou (such exploration rights and mining rights of Party B, collectively the "Mining Business"); and

WHEREAS, Party C consists of shareholders of Party B collectively holding 51.6619% of Party B's total equity.

THEREFORE, in light of the principles of equity and mutual benefit, after negotiations, the parties have agreed as follows:

鉴于，*甲方*是一家在中华人民共和国("*中国*")设立的外商独资企业全资控股的有限责任公司;

鉴于，*乙方*是一家在中国注册成立的股份有限公司，拥有大水沟地区 6.29 平方公里的探矿权与石棉县马家沟 0.0568 平方公里碲铋矿的采矿权。（卖方的探矿权和采矿权统称为"矿权"。）

丙方是乙方的股东，并合计持有乙方 51.6619%的股权。

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据此、各方经过友好协商，本着平等互利的原则，达成如下协议以资遵守:

Article I
Duty of abstention

1.1 To ensure Party A receives the full benefit of all the obligations of Party B to Party A hereunder and pursuant to the terms of those certain First Offer Purchase Agreement, Exclusive Sales Agreement and Exclusive Technical and Consulting Agreement entered into between Party A and Party B, Party B and Party C hereby acknowledge and agree that, without the prior written consent of Party A and any other party designated by Party A, Party B shall not execute any agreements, enter into any transactions or conduct any business operations which may materially affect the Mining Business or Party B's other assets, obligations, rights or business operations as they relate to Party B's Mining Business, including without limitation:

1.1 change or dismiss any director or replace any senior employee of the Mining Business;

1.2 sell any asset or right of or relating to the Mining Business, including but not limited to intellectual property rights;

1.3 provide any guarantee or any other form of security to any third party with assets or intellectual property of or relating to the Mining Business or incur any encumbrances on any assets of or relating to the Mining Business;

1.4 modify its articles of association or change the business scope of the Mining Business;

1.5 change the normal operating procedures or modify any of the major internal rules and regulations of or relating to the Mining Business.

1.2. Party A may inspect the operation of the Mining Business from time to time and shall be provided with appropriate assistance from Party B, including but not limited to providing access to the documents that Party A has requested for review and to answer questions raised by Party A. If Party A in accordance with its reasonable judgment is of the opinion that an action of Party B or Party C violates any term of this Article I then Party A shall have the right to require that Party B or Party C promptly cease such violation.

1. 不作为义务

为保证乙方履行与甲方签订的各项协议及对甲方承担的各项义务，乙方和丙方，在此确认并同意，除非获得甲方或甲方指定的其他方的事先书面同意，乙方将不会进行任何有可能实质影响其资产、义务、权利或公司经营的交易，包括但不限于如下内容:

1.1 进行任何超出公司正常经营范围的活动;

1.2 向任何第三方借款或承担任何债务;

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1.3 变更或罢免任何公司董事或撤换公司的任何高级管理人员;

1.4 向任何第三方出售或获取任何资产或权利，包括但不限于任何知识产权;

1.5 向任何第三方以其资产或知识产权提供担保或提供任何其他形式的担保或在公司资产上设置任何其他权利负担;

1.6 修改公司章程或改变公司的经营范围;

1.7 改变公司正常的业务程序或修改任何重大的公司内部规章制度;

1.8 向任何第三方转让本协议项下的权利或义务。

甲方可以不时地对乙方的经营状况进行检查，并要求乙方提供相应的协助，包括但不仅限于提供甲方认为需要查阅的文件，对甲方提出的问题进行解释。若甲方依据其合理而客观的判断认为，乙方或丙方的任何行为违反了本协议第1条当中的不作为义务，则甲方有权要求乙方或丙方撤销其相应的行为（若可行）。

Article II
Business Operation and Personnel Management

2.1. Party B and Party C hereby agree to accept Party A's suggestions from time to time related to the Mining Business, including without limitation, regarding: (i) Party B's staff appointments and dismissals, (ii) Party B's day-to-day management and operations, (iii) Party B's financial management system and (iv) matters of a similar nature, and to strictly follow such suggestions.

2.2. Party B hereby agrees with Party A that Party A shall be entitled to receive from Party B any and all economic benefits that may result from the operation of the Mining Business, together with the assumption of responsibility for any and all losses that may occur in the operation of the Mining Business.

2. 经营管理与人事安排

2.1 乙方及丙方，特此同意接受甲方不时向其提出的有关公司员工聘任和解聘、公司日常经营管理以及公司财务管理制度等方面的建议，并予以严格执行。

2.2 乙方同意甲方将有权获得乙方通过其矿山业务所产生的所有的经济效益，同时甲方也对乙方面由于矿山业务所产生的所有的亏损负责。

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Article III
Other Agreements

If any agreement between Party A and Party B shall terminate or expire, Party A shall in its sole discretion determine whether to terminate any or all other agreements between Party A and Party B.

3. 其它约定

如果甲方和乙方之间的任一协议终止或期满，甲方将有权决定是否终止甲方和乙方之间的所有协议。

Article IV
Prohibition of conflicts of interest

Party B undertakes not to engage in any business contrary to the interests of Party A or compete with any business activities of Party A, and shall not engage in any of the following:

4.1 investing, equity participation, cooperation, contracting, leasing, being entrusted with the operation or otherwise engage in any business conducted by Party A;

4.2 be directly or indirectly employed by or entrusted to other companies or organizations to engage in any business competing with Party A; and

4.3 directly or indirectly obtain any economic benefits from any companies in competition with Party A.

4.利益冲突禁止

乙方承诺，不以任何与甲方利益相悖的方式从事业务，也不与甲方从事的业务相竞争，包括不从事任何以下行为：

4.1 以投资、参股、合作、承包、租赁、委托经营或其他任何方式从事与甲方相竞争的业务；

4.2 直接或间接受聘或受托于其他公司或组织从事与甲方相竞争的业务；

4.3 直接或间接地从与甲方相竞争的企业获取经济利益。

Article V
Breach of Contract

5.1 Except otherwise provided by this Agreement, if Party B or Party C breach any of their obligations under this Agreement and fail to remedy such breach within 30 days after

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receiving notice of such breach from Party A, Party B or Party C will be deemed to be in breach of the terms of this Agreement.

5.2 If Party B or Party C violates this Agreement which cause Party A to incur any costs (including but not limited to legal fees, legal costs, arbitration fees and travel costs), responsibility for any loss suffered (including but not limited to a reasonable loss of profit), Party B and Party C shall be jointly and severally liable to compensate Party A for such cost, liability and/or damages.

5. 违约

5.1 除本协议另有规定外，如果乙方或丙方未全部履行或暂停履行其在本协议的义务，而且在接到甲方的通知起三十日内未纠正上述行为，则构成违约。

5.2 如出于乙方或丙方违反本协议，致使甲方承担任何费用（包括但不仅限于律师费、诉讼费、仲裁费以及差旅费用）、责任或蒙受任何损失（包括但不限于合理的利润损失），乙方或丙方应就上述任何费用、责任或损失赔偿甲方。乙方或丙方应对此等赔偿责任承担连带责任。

Article VI
Entire Agreement; Amendments

6.1 All the agreements expressly referred to or contained in this Agreement together with this Agreement constitute an entire agreement between the parties on the subject matter therein and herein, which replace all oral and written agreements, contracts, understandings and communications between the parties concerning the subject matter therein and herein.

6.2 Any amendment, supplement or modification to this Agreement must be in writing and signed by each of the parties hereto. Any amendment, supplement or modification following due execution by the parties hereto shall become an integral part of this Agreement and be of the same legal force and effect.

6. 全部协议和协议修改

6.1 本协议及其所提及或明示包含的所有协议和/或文件构成各方之间就本协议标的事宜所达成的全部协议，并取代先前各方有关本协议标的事宜的所有口头及书面的协议、合同、谅解及通讯。

6.2 对本协议的任何修改只有经各方签署书面协议后方为有效。经过各方适当签字的有关本协议的修改协议和补充协议是本协议的组成部分，具有与本协议同等的法律效力。

Article VII
Governing Law

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The signing of this Agreement, the validity, performance, construction, as well as the settlement of disputes shall be governed and construed by the laws of the People's Republic of China.

7. 管辖法律

本协议的签署、有效性、履行和解释，以及争议的解决受中国法律管辖，依中国法律解释。

Article VIII
Settlement of Disputes

8.1 In the event of a dispute between the parties hereto concerning the construction and/or performance of any provision of this Agreement, the parties hereto shall consult to resolve the dispute in good faith. Failing such consultation, any party hereto may submit such dispute to the Hong Kong International Arbitration Center ("HKIAC") in accordance with its Arbitration Rules. The place of arbitration shall be Hong Kong, and the arbitration shall be conducted in English. The decision of the HKIAC shall be final and binding on the parties hereto.

8.2 Notwithstanding the foregoing, in the event of a dispute the parties shall continue to fulfill their obligations hereunder that are not subject to such dispute in good faith in accordance with the terms of this Agreement.

8. 争议的解决

8.1 在本协议各方就本协议项下条款的解释和履行发生争议时，各方应善意通过协商解决该争议。协商不成，任何一方均可将有关争议提交香港国际仲裁中心按照其届时有效的仲裁规则仲裁解决。仲裁地点香港；仲裁使用之语言为中文。仲裁裁决应是终局性的，对各方均有拘束力。

8.2 除各方发生争议的事项外，各方仍应当本着善意的原则按照本协议的规定继续履行各自义务。

Article IX
Notices

9.1 Any notice served on a party hereunder in connection with the performance of such party's rights and obligations hereunder shall be served in writing. If served in person, the notification shall be deemed to be made on its actual delivery; if sent via telex or fax, on its dispatch. If the day of service falls on a day other than a business day or after business hours, the immediate following business day should be deemed the day of service of such notification.

9.2 Any notices or other communications shall be sent to the parties hereto at the following addresses in accordance with the terms of Section 9.1:

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Party A: Sichuan Xinlong Tellurium Industry & Technique Co. Ltd
Address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745525
Tel: 86-28-85745561
Receiver: Xiong Lei

Party B: Sichuan Xinju Mineral Resources Development Co., Ltd.
Address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745601
Tel: 86-28-85745578
Receiver: Ling Yong

Party C: Shareholders of Sichuan Xinju Mineral Resources Development Co., Ltd.
Address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745601
Tel: 86-28-85745578
Receiver: Ling Yong

9. 通知

9.1 本协议各方为履行本协议项下的权利、义务所发出的通知，都应以书面做成。如由专人送达时，以实际送达为准；以电传、传真送达时，以发出时为准，如果送达日不是营业日或送达在营业时间以后，则该日的下一个连续营业日为送达日。书面包括传真及电传。

9.2 任一方按本协议规定发出之通知或其他通信应按上述规定送达以下地址：

甲方:四川鑫龙碲业科技开发有限责任公司
地址:中国成都双流西南航空港经济开发区腾飞三路485号
传真: 86-28-85745525
电话: 86-28-85745561
收件人：熊雷

乙方:四川鑫炬矿业资源开发股份有限公司
地址：中国成都双流西南航空港经济开发区腾飞三路485号
传真: 86-28-85745601
电话: 86-28-85745578
收件人：凌勇

丙方:四川鑫炬矿业资源开发股份有限公司股东

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地址: 中国成都双流西南航空港经济开发区腾飞三路485号
传真: 86-28-85745601
电话: 86-28-85745578
收件人: 凌勇

Article X
Effectiveness; Term

10.1 This Agreement shall be executed by the authorized representatives on the date first set forth above and enter into force at the same time. Unless any relevant provision hereunder shall terminate at an earlier date, this Agreement shall have a term expiring twenty (20) years from the date first written above. Following the expiration of the term unless Party A shall have notified Party B and Party C not less than three (3) months in advance of such expiration date in writing of its intention not to renew this Agreement, this Agreement shall automatically extend for another ten (10) years.

10.2 During the term of the Agreement, Party B and Party C shall not terminate this Agreement. Party A has the right to terminate this Agreement at any time with or without reason on not less than thirty (30) days notice.

10.3 If any provision of this Agreement shall be deemed illegal or unenforceable, the provision shall be deemed to be deleted from the Agreement and null and void. All other provisions of this Agreement shall remain valid and the provision deleted shall be treated as having no application and shall be considered as never having formed a part of this Agreement. The parties shall consult with each other and consent to a mutually acceptable, legitimate and effective provision to replace any such deleted provisions.

10.4 The failure of any party to exercise any right, power or privilege under this Agreement shall not be deemed a waiver of the same. Any separate exercise of any right, power or privilege shall not exclude the exercise of any other right, power or privilege.

10.5 This agreement is made in both English and Chinese. English version shall prevail where difference arising between English version and Chinese Version.

10. 协议生效、期限及其他

10.1 本协议由各方的授权代表于文首标明的日期签署并同时生效。除非依本协议的有关条款提前终止，本协议的有效期为10年。本协议有效期到期时，除非甲方提前3个月书面通知不予延期，本协议期限应当自动延长10年。

10.2 在本协议有效期内，乙方和丙方不得提前终止本协议。尽管有上述约定，甲方有权在任何时候通过提前30天向乙方和丙方发出书面通知的方式终止本协议。

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10.3 如果本协议的任何条款和规定因适用的法律而被视为非法或不能执行，那么该条款应被视为已从本协议中删除，并且失效，但本协议其他条款仍然有效，并且应被视为从一开始就没有包含该条款。各方应相互协商，以双方都能接受的、合法和有效的条款来取代被视为已删除的条款。

10.4 任一方未能行使本协议项下的任何权利、权力或特权，不得作为其弃权处理。对任何权利、权力或特权的单项行使或部分行使也不得排除对任何其他权利、权力或特权的行使。

10.5 本协议以中英文书就，以英文版本为准。

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

兹此，买卖双方已促使其正式授权代表于本合同起始处所示日期和地点签署本合同如下:

Party A: Sichuan Xinlong Tellurium Industry & Technique Co. Ltd
甲方:四川鑫龙碲业科技开发有限责任公司
Authorized representative:
授权代表:

Party B: Sichuan Xinju Mineral Resources Development Co., Ltd.
乙方:四川鑫炬矿业资源开发股份有限公司
Authorized representative:
授权代表:

Party C: Shareholders of Sichuan Xinju Mineral Resources Development Co., Ltd.
四川鑫炬矿业资源开发股份有限公司股东
Signature
签名:

Appendix A
Name roll of Party C

附件一
丙方名册